Exhibit 99.4
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials' average sales per shipping day)

Average Net Sales per Shipping Day ($, Millions)

	2002	2003	2004	2005	2006	2007
January	2.611	2.856	3.159	5.176	5.258	6.061
February	3.295	3.457	3.562	5.593	5.816	5.593
March	3.226	3.512	3.812	5.570	5.200	5.965
April	3.346	3.716	4.341	5.989	6.156	6.637
May	3.360	3.597	4.287	6.183	5.641	6.112
June	3.613	3.808	4.454	5.812	5.845	6.313
July	3.097	3.385	4.274	5.425	5.886	6.073
August	3.269	3.210	4.286	5.293	5.501	6.642
September	3.425	3.903	4.260	5.264	5.663	8.307
October	3.430	3.786	4.933	5.955	6.083	5.968
November	3.696	4.144	5.262	6.030	6.149	6.642
December	3.275	3.649	4.652	5.305	5.800